UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D)
of the
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 6, 2013

The Mint Leasing, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-52051	87-0579824
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

323 N. Loop West
Houston, Texas 77008
 (Address of principal executive offices)

(713) 665-2000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

As set forth in its April 11, 2013 Form 8-K, The Mint Leasing, Inc. (“we” or “our”) and Comerica Bank (“Comerica”) entered into a Settlement, Release, Indemnity and Limited Forbearance Agreement (the “Forbearance Agreement”).  We elected to not continue with performance under the Forbearance Agreement because, upon the advice of counsel, doing so would result in a release of our meritorious claims against Comerica, all of which have been brought in the litigation disclosed below.

Item 8.01 Other Events.

Although we are of the opinion that disclosure of litigation is not mandated through the filing of a Form 8-K, i.e. there is no line item for such reporting, we are compelled to disclose, pursuant to Item 103 of Regulation S-K, that we have filed contract and tort claims against Comerica because such claims are related to those disclosures set forth in the April 11, 2013 Form 8-K.

We have filed claims against Comerica in the 281st Judicial District in Harris County, Texas bearing case number 2013-33154.  We are seeking damages for breach of contract, tortious interference with contract, conversion and possibly, through future amendment of the pleadings, additional claims for damages associated with defamation, usury and other potential causes of action under Texas law.  Comerica has pled claims for breach of contract under the applicable matured note.  We have filed this disclosure beyond the time mandated by the Commission due to ongoing settlement negotiations with Comerica, and due to the possibility of filing immediately additional claims in the pleadings.  We are of the opinion that, as of July 16, 2013, the pleadings are complete.

The Court has not appointed a receiver over our assets.  We continue to operate business in the same manner and form as we had done prior to the litigation. We have been engaged in ongoing discussions with various parties and have entered into various term sheets regarding potential funding transactions in order to enable us to raise funds sufficient to pay any settlement with Comerica (taking into consideration any offset for damages we might be entitled to under our claims against Comerica).  To date, we have not entered into any definitive financing agreements; however, we are currently a party to a pending term sheet subject to certain conditions precedent.  The Court has ordered the parties to mediate a resolution of their dispute through the appointment of a facilitator.  The Court has ordered that this facilitation be completed by August 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MINT LEASING, INC.

Date: July 16, 2013	By: /s/ Jerry Parish
Jerry Parish President & CEO